Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 2, 2024, with respect to the consolidated financial statements of JBS S.A., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Auditores Independentes Ltda.

São Paulo/SP, Brazil

November 26, 2024